Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-144962,

333-133507, 333-124187, 33-53335, 33-53337 on Form S-8 of our reports dated February 25,

2009 (May 18, 2009 as to the effects on the consolidated financial statements of the retrospective application of the provisions of Financial Accounting Standards Board Statement No. 160 and FSP No. EITF 03-6-1 as described in Note 1) relating to the consolidated financial statements and financial statement schedule of Bio-Rad Laboratories, Inc. and subsidiaries and the effectiveness of Bio-Rad Laboratories, Inc.'s internal control over financial reporting (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of a new accounting standard in 2007 and retrospective adoption of new accounting standards in 2009), appearing in this Current Report on Form 8-K of Bio-Rad Laboratories, Inc. dated May 18, 2009.

/s/ Deloitte & Touche LLP
San Francisco, CA
May 18, 2009